UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  December 18, 2015
First Busey Corporation
 (Exact name of registrant as specified in charter)
Nevada	0-15950	37-1078406
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 W. University Ave.
Champaign, Illinois  61820
 (Address of principal executive offices) (Zip code)
(217) 365-4544
 (Registrant's telephone number, including area code)
N/A
 (Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
On December 18, 2015, First Busey Corporation (the "Company") redeemed all of the 72,664 shares of its Senior Non-Cumulative Perpetual Preferred Stock, Series C, that had been issued to the United States Department of Treasury pursuant to the Small Business Lending Fund program ("SBLF").  The shares were redeemed at their liquidation value of $1,000 per share plus accrued and unpaid dividends to, but excluding December 18, 2015, for a total redemption price of $72,819,420.22.  The redemption was approved by the Company's primary federal regulator.
The Company made preferred stock dividend payments of $727,000 for the year ended December 31, 2014 and $545,000 for the nine-months ended September 30, 2015.  The redemption terminates the Company's participation in the SBLF program.  After the redemption, the Company's capital ratios remain well in excess of those required for well capitalized status.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 21, 2015	First Busey Corporation
By:            /s/ Robin N. Elliott
Name:  Robin N. Elliott
Title:    Chief Financial Officer